UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 1020, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On October 18, 2017, Global Eagle Entertainment Inc. (the “Company” or “we”) issued a press release (the “Press Release”) announcing its unaudited financial results for the fourth quarter and full year 2016. We have furnished a copy of the Press Release as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.06	Material Impairments.

On October 18, 2017, the Audit Committee of our Board of Directors concluded that the carrying value of goodwill associated with our former Maritime & Land Connectivity reporting segment exceeded its implied fair value and that, as a result, we must record a non-cash goodwill impairment charge of $64.0 million in the fourth quarter of 2016. The implied fair value declined due to our conclusion during the quarter that our estimated internal financial projections for this segment would be lower than we had previously anticipated. We reduced the projections due to, among other things: margin compression resulting from competition in our cellular backhaul Land business in Africa; delayed new deal executions and slower than anticipated installations and upgrades; and operational challenges associated with integrating a legacy Emerging Markets Communications (“EMC”) acquiree in 2015 into the segment. This impairment will not result in any current or future cash expenditures.

During the first quarter of 2017, due to a significant decline in the price of our common stock during that quarter, we again assessed for impairment the carrying value of our goodwill. Our Audit Committee concluded (also on October 18, 2017) that we must recognize an additional non-cash goodwill impairment charge in the first quarter of 2017 associated with our former Maritime & Land Connectivity reporting segment. We preliminarily estimate that this additional impairment charge will be between $75.0 million and $80.0 million. This additional impairment is due to a further reduction during the quarter in the anticipated future financial performance of this segment. We reduced our projections for this segment’s performance during that quarter for the same reasons attributable to the fourth quarter 2016 impairment, as described above, as well as delay in realizing our expected synergies from our EMC acquisition. This additional impairment will not result in any current or future cash expenditures.

We do not anticipate further impairments in the carrying value of goodwill associated with this segment in the second or third quarters of 2017.

Cautionary Note Concerning Forward-Looking Statements

We make “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 relating to expectations or forecasts for future events, including, without limitation, projections, our preliminary impairment estimate for the first quarter of 2017, the absence of potential goodwill impairments in our second and third quarter 2017 and the expected impact of our goodwill impairment charges on current or future cash expenditures. These forward-looking statements are based on information available to us as of the date of this Current Report on Form 8-K and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. A detailed discussion of risks and uncertainties related to our business is included in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

We incorporate herein by reference the Exhibit Index preceding the signature page to this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

Dated: October 18, 2017

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